Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS OUTSTANDING QUARTER

•	Diluted earnings per share (EPS) totaled $0.65 in the third quarter of 2005 and income from continuing operations was $148 million. Results included a $17 million non-cash pre-tax impairment charge ($0.05 per share after-tax) related to an investment in a Delta Air Lines leveraged aircraft lease. EPS excluding this charge was $0.70, up 27 percent from comparable EPS in the 2004 third quarter;

•	Worldwide systemwide, comparable revenue per available room (REVPAR) increased 9.2 percent (8.8 percent using constant dollars) over third quarter 2004, driven by an 8.0 percent increase in average daily rate and a nearly 1 percentage point increase in occupancy to 75.8 percent;

•	Incentive management fees grew 43 percent to $30 million, reflecting a 190 basis point increase in worldwide property level house profit margins.

•	The company’s pipeline of hotels under construction, awaiting conversion, or approved for development totaled over 60,000 rooms at quarter end, including nearly 5,000 Ritz-Carlton rooms. The company opened over 5,000 rooms in the third quarter with approximately one-quarter converted from other brands;

•	A record 20 million shares of the company’s common stock were repurchased year-to-date through the third quarter for $1.3 billion; 8 million shares were bought back for $531 million in the third quarter alone;

•	The company expects North American REVPAR to increase 8 to 10 percent for the fourth quarter of 2005 and expects fourth quarter fully diluted earnings per share to total $0.95 to $0.98 (including $0.12 per share for synthetic fuel operations);

•	In 2006, the company expects North American REVPAR to increase 7 to 9 percent. Company-operated North American hotel margins are expected to improve 150 to 200 basis points.

WASHINGTON, D.C. – October 6, 2005 – Marriott International, Inc. (NYSE:MAR) today reported diluted earnings per share (EPS) of $0.65 in the third quarter of 2005 and income from

Exhibit 99

continuing operations of $148 million. Results included a $17 million pre-tax impairment charge ($0.05 per share after-tax) related to an investment in a Delta Air Lines leveraged aircraft lease. EPS excluding this charge was $0.70, up 27 percent from comparable EPS in the 2004 third quarter.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “Third quarter results were very strong despite Hurricane Katrina late in the quarter. In the aftermath of the storm, our associates are working hard to help guests, other associates and the community. By the end of this week 12 of the company’s 16 New Orleans area hotels will be open and serving guests, many of whom are involved in emergency management and reconstruction efforts. We are proud of our associates’ absolute determination to get things up and running as quickly as possible, even in the face of the difficult living and working conditions in New Orleans.

“Overall, the third quarter results were impressive, with particularly strong performances in New York City, Washington, D.C., St. Louis, Florida, and Southern California. Travel to Hawaii increased significantly as Japanese travelers continue to return to the Islands. Internationally, we saw robust growth at our hotels in China and the Middle East, as well as strong demand in Mexico.

“Rarely have we seen a more favorable pricing climate for our industry. In the third quarter, North American group meeting attendance exceeded meeting planner expectations and food and beverage revenue accelerated. Transient demand was strong in most markets around the world. Hotel supply growth, on the other hand, remained modest. The escalating cost of building materials and high land costs continue to temper new U.S. hotel supply.

“Marriott’s industry-leading distribution and brand quality help us capture more than our fair share of hotel demand, driving our pricing power. And because of owners’ and franchisees’ preference for our brands, we continue to add more than our fair share of new units, particularly through conversions of higher-profit full-service hotels. In the third quarter, over 40 percent of our full-service hotel openings were conversions from other brands.

Exhibit 99

“Marriott’s new and exciting approach to style, design and comfort is also having an impact. Just two weeks ago, we led our industry with a bold new approach to marketing at a four-day event in New York’s Times Square. We constructed a facsimile of the new Marriott Hotels & Resorts room featuring our luxurious new bedding, state-of-the-art technology and comfortable style, and built an entertainment stage on top of it. The event generated tremendous attention. We also showcased our new ad campaign featuring the new bedding collection, Revive. Approximately 95 percent of our hotels have already signed up for the Revive bedding installation to roll out during the balance of the year. New room designs will appear as hotels undergo regular renovation cycles and as new properties enter the system,” said Mr. Marriott.

In the third fiscal quarter (12 week period from June 18, 2005 to September 9, 2005), REVPAR for the company’s 633 comparable company-operated North American properties increased by 8.8 percent (9.9 percent for the calendar quarter July 1—September 30); occupancy was up nearly 1 percentage point to 75.9 percent. The continuation of strong demand across the company’s brands in North America resulted in a 7.9 percent increase in average daily rate.

REVPAR at the comparable company-operated North American full-service hotels (including Marriott Hotels & Resorts, JW Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased by 9.2 percent during the quarter (10.8 percent for the calendar quarter), driven by a 7.3 percent increase in average daily rate and a 1.3 percentage point occupancy gain to 75.2 percent. North American company-operated REVPAR for comparable select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) increased 8 percent (8.1 percent for the calendar quarter), driven by solid occupancy and an 8.5 percent increase in average daily rate.

International systemwide comparable REVPAR increased 13.7 percent (11.3 percent using constant dollars), including an 11.8 percent increase in rate and a 1.3 percentage point increase in occupancy. Demand for our hotels in Asia, the Caribbean and Mexico has been strong all year. In the third quarter, comparable REVPAR in China was up 10.4 percent and Mexico rose 11.7 percent.

Exhibit 99

The company added 35 hotels (5,174 rooms) to the worldwide lodging portfolio during the third quarter, while four properties (1,664 rooms) exited the system. At quarter-end, the company’s lodging group encompassed 2,707 hotels and timeshare resorts (493,274 rooms).

MARRIOTT REVENUES totaled $2.7 billion in the third quarter of 2005, an 18 percent increase from 2004. Base management fees rose 11 percent to $108 million reflecting strong REVPAR and growth in new managed units, including the addition of 46 formerly franchised hotels in the United Kingdom. Marriott’s purchase of 13 formerly managed properties from CTF Holdings depressed the growth of base management fees but increased owned and leased revenue substantially. Franchise fees rose 5 percent during the quarter due to strong REVPAR and unit growth, offset by the sale of the Ramada International franchise business in 2004 and the transfer to managed of the Whitbread hotels in 2005.

With an 8.7 percent increase in room rates at comparable company-operated properties worldwide (using actual exchange rates), company-operated hotels generated house profit margins of 32.8 percent, a 190 basis point improvement over the prior year quarter. House profit margins for comparable North American company-operated properties increased 180 basis points, with full-service hotels leading the way with 220 basis points growth in house profit margins. Property level EBITDA margins for comparable North American company-operated properties, which include deductions for insurance and property taxes, but exclude management fees, increased 250 basis points for full-service hotels.

Strong property level profits drove incentive management fees up 43 percent to $30 million, including $6 million for incentive fees from two hotels that were calculated based on prior period results, but not earned and due until the third quarter of 2005. In the 2005 third quarter, 44 percent of the company’s managed properties paid incentive fees, compared to 27 percent in the year ago quarter.

Owned, leased, corporate housing and other revenue increased 54 percent to $236 million, while profits nearly tripled to $39 million. Revenues and profits improved due to Marriott’s acquisition of the CTF properties as well as strong property level results at the company’s existing owned and leased properties, many of which have recently been renovated.

Exhibit 99

Property level room revenue booked through Marriott.com totaled $637 million during the third quarter, an increase of 48 percent over the prior year. Marriott.com gross revenues exceeded the $10 million per day milestone 10 times during the quarter. In addition, Marriott.com was ranked as the top travel site in the recently issued Online Customer Respect Study of the largest airline and travel firms. The company continues to make enhancements to its proprietary online booking channel, including new airline ticket and car rental booking capabilities.

Revenue from timeshare interval sales and services increased 31 percent during the third quarter of 2005, largely due to higher financially reportable development revenue. Timeshare contract sales, including sales made by joint venture projects, were flat, reflecting strong sales at resorts in Aruba and Hawaii, offset by lower sales at the Ritz-Carlton Club resorts in St. Thomas, Bachelor Gulch, Colorado and Jupiter, Florida. Ritz-Carlton Club resorts continue to experience strong demand but had limited inventory available in 2005. Contract sales for the Marriott Vacation Club Resorts brand alone rose 10 percent.

LODGING OPERATING INCOME soared 30 percent in the third quarter as a result of higher base and franchise fees, growth in incentive fees and strong timeshare profits. General and administrative expenses increased $23 million to $149 million and included a $6 million charge associated with the settlement of a litigation matter from 1998, $1 million for bedding program incentives, $1 million in company contributions for hurricane Katrina relief efforts, and $2 million in systems initiatives.

SYNTHETIC FUEL. Net income generated from the synthetic fuel joint ventures totaled $30 million in the third quarter. The ventures contributed earnings per share of $0.13 in both the 2005 and 2004 third quarters.

GAINS AND OTHER INCOME of $39 million in the third quarter ($18 million excluding synthetic fuel compared to $24 million in 2004) included $7 million of gains on the sale of real estate, $3 million of gains from the sale or refinancing of real estate loans, a $3 million gain on the sale of our interest in a joint venture and $5 million of preferred returns from two joint

Exhibit 99

venture investments. The third quarter of 2004 included a $13 million gain on the disposition of Marriott’s interest in the Two Flags joint venture.

INTEREST EXPENSE increased $1 million to $24 million. The company retired its $275 million Series D senior notes at maturity in April 2005 and issued $350 million in new Series F senior notes in June 2005.

INTEREST INCOME declined to $13 million in the third quarter of 2005 as the company continued to reduce its notes receivable balances. The provision for loan losses reflects a $17 million non-cash pre-tax charge associated with the impairment of a leveraged lease receivable from Delta Air Lines for an aircraft Marriott acquired and leased to Delta in 1994. In September, Delta filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and informed the company of its desire to restructure the lease.

EQUITY IN EARNINGS/(LOSSES) reflects Marriott’s share of income or losses from joint venture investments. In the third quarter of 2005, several of the hotels in which Marriott had an equity interest were sold. As a result, the company recognized $15 million from its share of the gains on those transactions. The company also benefited from higher results from the Courtyard joint venture and the newly formed joint venture with Whitbread.

Adjusted earnings before interest expense, taxes, depreciation and amortization (Adjusted EBITDA) rose 12 percent to $268 million in the third quarter. Total debt at the end of the third quarter of 2005 was $1,817 million and the cash balance totaled $161 million, compared to $1,325 million of debt and $770 million of cash at the end of 2004.

The company repurchased 8 million shares of common stock in the third quarter of 2005 at a cost of $531 million and has repurchased a total of 22.6 million shares year-to-date through October 5, 2005, at a cost of $1,457 million. The current remaining share repurchase authorization totals approximately 21 million shares.

Exhibit 99

FOURTH QUARTER 2005 OUTLOOK

The company expects lodging demand to remain strong and estimates 2005 fourth quarter systemwide North American REVPAR growth of 8 to 10 percent, with an approximately 150 basis point improvement in house profit margins. Under these assumptions the company expects fee revenue for the fourth quarter of 2005 to total approximately $320 million, an increase of 17 percent over 2004.

Timeshare interval sales and services revenue, net of direct expenses, should increase to a range of $60 million to $65 million in the fourth quarter 2005. The company also expects to complete a timeshare mortgage note sale transaction in the fourth quarter.

The company expects general, administrative and other expenses to total approximately $185 million in the fourth quarter, a decline of 17 percent compared to 2004. The comparison reflects the impact of the $13 million write-off of the investment in a management contract for the Courtyard joint venture in the fourth quarter of 2004.

Earnings per share from synthetic fuel are expected to total approximately $0.12 in the fourth quarter 2005, $0.02 lower than the 2004 fourth quarter results.

The company expects to open approximately 25,000 rooms (gross) during the full year 2005.

Exhibit 99

2006 OUTLOOK

The company expects North American REVPAR to increase 7 to 9 percent in 2006, roughly 75 percent of which should be rate driven. Assuming a 1.5 to 2.0 percentage point improvement in house profit margins, and 25,000 to 30,000 new room openings (gross), the company expects total fee revenue of $1,165 million to $1,185 million for the full year 2006.

Given the recent rise in oil prices, the uncertainty surrounding future oil prices, and the range of production alternatives which the company is evaluating, the company is unable to provide guidance for 2006 earnings from the synthetic fuel business.

Also not included in the company’s 2006 earnings guidance at this time is the estimated $45 million pre-tax impact of the Financial Accounting Standards Board’s Statement (FASB) No. 123(R), requiring the expensing of all share based compensation (including stock options).

New accounting rules for the timeshare industry will take effect in 2006. The new rules will change the timing of our recognition of timeshare revenues, selling and product costs, reacquired timeshare inventory and maintenance fees for unsold timeshare inventory. Our estimate of the one-time impact to 2006 first quarter earnings will be a charge of approximately $150 million to $175 million pre-tax. Since this charge is a one-time item, and will be presented in the financial statements below income from continuing operations, we have also not included it in our 2006 earnings guidance.

Diluted earnings per share from continuing operations for 2006 is estimated to range from $3.00 to $3.10 (excluding the impact of FASB No. 123(R), the one-time impact associated with the new timeshare accounting rules and the synthetic fuel business).

Exhibit 99

Under the above assumptions, the company currently estimates the following results for the fourth quarter, full year 2005 and full year 2006:

	Fourth Quarter 2005	Full Year 2005	Full Year 2006

Total fee revenue	Approx. $320 million	Approx. $1,020 million	$1,165 million to $1,185 million

Owned, leased, corporate housing and other, net	$55 million to $60 million	$158 million to $163 million	$150 million to $155 million

Timeshare interval sales and services, net of direct expenses	$60 million to $65 million	$263 million to $268 million	Approx. $265 million

General, administrative & other expense[1]	Approx. $185 million	Approx. $648 million	$600 million to $610 million

Lodging operating income[1]	$250 million to $260 million	$793 million to $803 million	$970 million to $1,005 million

Gains[2] (excluding synthetic fuel)	Approx. $55 million	Approx. $130 million	Approx. $100 million

Net interest expense[3]	Approx. $25 million	Approx. $40 million	Approx. $80 million

Equity in earnings/(losses)	Approx. $5 million	Approx. $25 million	Approx. $25 million

Earnings per share from synthetic fuel	Approx. $0.12	Approx. $0.51	No guidance

Earnings per share[4]	$0.95 to $0.98	$3.09 to $3.12	No guidance

Earnings per share excluding synfuel[4]	$0.83 to $0.86	$2.58 to $2.61	$3.00 to $3.10

[1]	Full year 2005 excludes the 2005 second quarter $94 million pre-tax ($0.26 per share) one-time charge associated with the CTF transaction.
[2]	Includes timeshare mortgage note sale gains.
[3]	Includes interest expense and provision for loan losses, net of interest income (full year 2005 excludes the $17 million one-time impairment charge related to an investment in a Delta Air Lines leveraged aircraft lease).
[4]	From continuing operations. Full year 2005 excludes $17 million ($0.05 per share) one-time impairment charge for the leveraged lease and $94 million ($0.26 per share) one-time charge associated with the CTF transaction. 2006 excludes charge associated with the new timeshare accounting rules and $0.13 per share charge associated with the adoption of FAS 123(R).

The company expects investment spending in 2005 to total approximately $1.1 billion, including $40 million for maintenance capital spending, $650 million for capital expenditures and acquisitions (including $368 million for the acquisition of the CTF properties), $100 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and approximately $300 million in equity and other investments (including $170 million investment in the joint venture with Whitbread).

Investment spending in 2006 is expected to total $750 million, including $200 million for the timeshare business.

Exhibit 99

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, October 6, 2005 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available on the Internet until November 14, 2005.

The telephone dial-in number for the conference call is 913-981-5542. A telephone replay of the conference call will also be available by telephone from 1 p.m. ET, Thursday, October 6, 2005 until Thursday, October 13, 2005 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 5399439.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; anticipated results from our synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for our products; competitive conditions in the lodging industry; the availability of capital to finance hotel growth and refurbishment; the uncertain effect on our production plans of the potential reduction or elimination of projected future tax credits for synthetic fuel if average crude oil prices in 2006 exceed certain statutory thresholds; and other matters referred to in our most recent annual report on Form 10-K and quarterly report on Form 10-Q under the heading “Risks and Uncertainties”; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 2,700 lodging properties in the United States and 65 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, Renaissance, Bulgari, The Ritz-Carlton, Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites, and Fairfield Inn brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, The Ritz-Carlton Club, Grand Residences by Marriott, and Horizons brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; operates conference centers; and manages golf courses. Marriott is also in the synthetic fuel business. The company is headquartered in metropolitan Washington, D.C. It is ranked as the lodging industry’s most admired company and one of the best places to work for by Fortune® magazine. In fiscal year 2004, Marriott International reported sales from continuing operations of $10 billion, and the company had

Exhibit 99

approximately 133,000 employees at year-end 2004. For more information or reservations, please visit our web site at www.marriott.com.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	12 Weeks Ended September 9, 2005			12 Weeks Ended September 10, 2004
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$108	$—	$108	$97	$—	$97	11
Franchise fees	78	—	78	74	—	74	5
Incentive management fees	30	—	30	21	—	21	43
Owned, leased, corporate housing and other [1]	236	—	236	153	—	153	54
Timeshare interval sales and services [2]	393	—	393	299	—	299	31
Cost reimbursements [3]	1,771	—	1,771	1,573	—	1,573	13
Synthetic fuel	—	98	98	—	87	87	13

Total Revenues	2,616	98	2,714	2,217	87	2,304	18

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	197	—	197	139	—	139	(42)
Timeshare - direct	330	—	330	249	—	249	(33)
Reimbursed costs	1,771	—	1,771	1,573	—	1,573	(13)
General, administrative and other [5]	149	—	149	126	—	126	(18)
Synthetic fuel	—	132	132	—	118	118	(12)

Total Expenses	2,447	132	2,579	2,087	118	2,205	(17)

OPERATING INCOME (LOSS)	$169	$(34)	135	$130	$(31)	99	36

Gains and other income [6]			39			43	(9)
Interest expense			(24)			(23)	(4)
Interest income			13			33	(61)
Provision for loan losses			(17)			—	*
Equity in earnings/(losses) - Other [7]			17			(8)	313

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST			163			144	13
Provision for income taxes			(33)			(28)	(18)

INCOME BEFORE MINORITY INTEREST			130			116	12
Minority interest			18			16	13

INCOME FROM CONTINUING OPERATIONS			148			132	12

DISCONTINUED OPERATIONS			1			1	—

NET INCOME			$149			$133	12

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$0.69			$0.59	17
Earnings from discontinued operations			—			—	*

EARNINGS PER SHARE - Basic			$0.69			$0.59	17

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$0.65			$0.55	18
Earnings from discontinued operations			—			0.01	(100)

EARNINGS PER SHARE - Diluted			$0.65			$0.56	16

Basic Shares			215.3			225.9
Diluted Shares			229.3			238.9

*	Percent can not be calculated.
1 _	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
2 _	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, gains, and joint venture earnings (losses).
3 _	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
4 _	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
5 _	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and Timeshare) and our unallocated corporate overhead costs and general expenses.
6 _	Gains and other income includes gains on the sale of real estate, gains from the sale of joint ventures, income related to our cost method joint ventures and the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
7 _	Equity in earnings/(losses) – Other includes our equity in earnings (losses) of unconsolidated joint ventures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	36 Weeks Ended September 9, 2005			36 Weeks Ended September 10, 2004
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$342	$—	$342	$302	$—	$302	13
Franchise fees	226	—	226	207	—	207	9
Incentive management fees	132	—	132	90	—	90	47
Owned, leased, corporate housing and other [1]	583	—	583	491	—	491	19
Timeshare interval sales and services [2]	1,074	—	1,074	898	—	898	20
Cost reimbursements [3]	5,248	—	5,248	4,772	—	4,772	10
Synthetic fuel	—	304	304	—	198	198	54

Total Revenues	7,605	304	7,909	6,760	198	6,958	14

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	480	—	480	428	—	428	(12)
Timeshare - direct	871	—	871	746	—	746	(17)
Reimbursed costs	5,248	—	5,248	4,772	—	4,772	(10)
General, administrative and other [5]	557	—	557	385	—	385	(45)
Synthetic fuel	—	419	419	—	259	259	(62)

Total Expenses	7,156	419	7,575	6,331	259	6,590	(15)

OPERATING INCOME (LOSS)	$449	$(115)	334	$429	$(61)	368	(9)

Gains and other income [6]			97			95	2
Interest expense			(69)			(69)	—
Interest income			65			98	(34)
Provision for loan losses			(28)			—	*
Equity in earnings/(losses)
- Synthetic fuel [7]			—			(28)	100
- Other [8]			18			(9)	300

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST			417			455	(8)
Provision for income taxes			(18)			(79)	77

INCOME BEFORE MINORITY INTEREST			399			376	6
Minority interest			32			30	7

INCOME FROM CONTINUING OPERATIONS			431			406	6

DISCONTINUED OPERATIONS			1			1	—

NET INCOME			$432			$407	6

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$1.96			$1.78	10
Earnings from discontinued operations			—			0.01	(100)

EARNINGS PER SHARE - Basic			$1.96			$1.79	9

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$1.83			$1.69	8
Earnings from discontinued operations			—			—	*

EARNINGS PER SHARE - Diluted			$1.83			$1.69	8

Basic Shares			220.4			227.5
Diluted Shares			235.3			240.9

*	Percent can not be calculated.
1 _	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
2 _	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, gains, and joint venture earnings (losses).
3 _	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
4 _	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
5 _	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and Timeshare) and our unallocated corporate overhead costs and general expenses.
6 _	Gains and other income includes gains on the sale of real estate, gains from the sale of joint ventures, income related to our cost method joint ventures and the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
7 _	Equity in earnings/(losses) – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the net earn-out payments made to our synthetic fuel joint venture partner from January 3, 2004 through March 25, 2004. Beginning March 26, 2004, we consolidated the synthetic fuel operations as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
8 _	Equity in earnings/(losses) – Other includes our equity in (losses) earnings of unconsolidated joint ventures.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	September 9, 2005	September 10, 2004

REVENUES

Full-Service	$1,713	$1,459	17%
Select-Service	303	277	9%
Extended-Stay	149	133	12%
Timeshare	451	348	30%

Total lodging [1]	2,616	2,217	18%
Synthetic fuel	98	87	13%

Total	$2,714	$2,304	18%

INCOME FROM CONTINUING OPERATIONS

Full-Service	$129	$79	63%
Select-Service	49	42	17%
Extended-Stay	14	20	-30%
Timeshare	50	34	47%

Total lodging financial results [1]	242	175	38%
Synthetic fuel (after-tax)	30	31	-3%
Unallocated corporate expenses	(38)	(28)	-36%
Interest income, (provision for loan losses) and (interest expense)	(28)	10	-380%
Income taxes (excluding Synthetic fuel)	(58)	(56)	-4%

Total	$148	$132	12%

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Thirty-Six Weeks Ended		Percent Better/ (Worse)
	September 9, 2005	September 10, 2004

REVENUES

Full-Service	$5,093	$4,512	13%
Select-Service	868	788	10%
Extended-Stay	411	377	9%
Timeshare	1,233	1,083	14%

Total lodging [1]	7,605	6,760	13%
Synthetic fuel	304	198	54%

Total	$7,909	$6,958	14%

INCOME FROM CONTINUING OPERATIONS

Full-Service	$275	$292	-6%
Select-Service	130	104	25%
Extended-Stay	43	48	-10%
Timeshare	193	135	43%

Total lodging financial results [1]	641	579	11%
Synthetic fuel (after-tax)	92	73	26%
Unallocated corporate expenses	(97)	(91)	-7%
Interest income, (provision for loan losses) and (interest expense)	(32)	29	-210%
Income taxes (excluding Synthetic fuel)	(173)	(184)	6%

Total	$431	$406	6%

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties		Number of Rooms/Suites
Brand	Sept. 9, 2005	Change vs. Sept. 10, 2004	Sept. 9, 2005	Change vs. Sept. 10, 2004
Full-Service Lodging
Marriott Hotels & Resorts	502	15	181,599	3,268
The Ritz-Carlton	58	1	18,907	294
Renaissance Hotels & Resorts	137	5	48,137	865
Bulgari Hotel & Resort	1	—	58	—
Ramada International	4	(199)	724	(27,034)

Select-Service Lodging
Courtyard	680	34	98,043	5,381
Fairfield Inn	521	(3)	47,826	(1,299)
SpringHill Suites	135	14	15,767	1,697

Extended-Stay Lodging
Residence Inn	482	25	57,296	2,927
TownePlace Suites	119	6	12,021	466
Marriott Executive Apartments	16	2	2,809	338

Timeshare [2]
Marriott Vacation Club International	44	1	9,231	694
The Ritz-Carlton Club	4	—	280	19
Grand Residence by Marriott	2	—	248	—
Horizons by Marriott Vacation Club International	2	—	328	—

Total	2,707	(99)	493,274	(12,384)

[1]	Total Lodging Products excludes the 1,805 corporate housing rental units.
[2]	Includes products in active sales which are not ready for occupancy.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties

	Twelve Weeks Ended September 9, 2005 and September 10, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels & Resorts	$108.10	8.1%	75.7%	0.8	% pts.	$142.75	6.9%
The Ritz-Carlton [1]	$182.22	11.0%	72.7%	1.9	% pts.	$250.61	8.0%
Renaissance Hotels & Resorts	$100.97	12.8%	74.1%	3.1	% pts.	$136.27	8.1%
Composite - Full-Service [2]	$114.63	9.2%	75.2%	1.3	% pts.	$152.50	7.3%
Residence Inn	$90.15	6.8%	83.4%	-1.0	% pts.	$108.13	8.1%
Courtyard	$76.38	7.8%	73.5%	-0.5	% pts.	$103.94	8.5%
TownePlace Suites	$57.77	9.6%	80.9%	2.0	% pts.	$71.43	6.9%
SpringHill Suites	$74.94	13.0%	78.7%	0.7	% pts.	$95.17	12.0%
Composite - Select-Service & Extended-Stay [2]	$78.73	8.0%	77.0%	-0.3	% pts.	$102.31	8.5%
Composite - All [2]	$100.38	8.8%	75.9%	0.7	% pts.	$132.29	7.9%

North American Comparable Systemwide Properties

	Twelve Weeks Ended September 9, 2005 and September 10, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels & Resorts	$99.41	7.5%	73.5%	0.9	% pts.	$135.30	6.2%
The Ritz-Carlton [1]	$182.22	11.0%	72.7%	1.9	% pts.	$250.61	8.0%
Renaissance Hotels & Resorts	$96.14	12.2%	73.6%	2.5	% pts.	$130.55	8.3%
Composite - Full-Service [2]	$104.60	8.5%	73.4%	1.2	% pts.	$142.42	6.7%
Residence Inn	$89.12	6.7%	83.7%	-0.3	% pts.	$106.42	7.1%
Courtyard	$79.35	7.5%	75.7%	0.2	% pts.	$104.84	7.1%
Fairfield Inn	$57.25	10.0%	75.2%	1.7	% pts.	$76.15	7.5%
TownePlace Suites	$58.23	9.3%	80.4%	0.1	% pts.	$72.46	9.1%
SpringHill Suites	$70.33	11.1%	77.0%	1.5	% pts.	$91.36	8.9%
Composite - Select-Service & Extended-Stay [2]	$75.30	7.9%	78.1%	0.5	% pts.	$96.47	7.3%
Composite - All [2]	$87.63	8.2%	76.1%	0.8	% pts.	$115.12	7.1%

[1]	Statistics for The Ritz-Carlton are for June through August.
[2]	Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands. Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties

	Thirty-Six Weeks Ended September 9, 2005 and September 10, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels & Resorts	$112.37	8.2%	74.1%	0.7	% pts.	$151.66	7.1%
The Ritz-Carlton [1]	$206.85	11.9%	72.1%	1.0	% pts.	$286.93	10.4%
Renaissance Hotels & Resorts	$106.32	11.4%	72.6%	2.6	% pts.	$146.54	7.4%
Composite - Full-Service [2]	$120.10	9.2%	73.7%	1.0	% pts.	$163.02	7.6%
Residence Inn	$86.57	8.1%	80.7%	0.6	% pts.	$107.34	7.2%
Courtyard	$75.83	8.6%	71.8%	-0.5	% pts.	$105.59	9.4%
TownePlace Suites	$53.46	8.0%	76.4%	0.5	% pts.	$70.02	7.4%
SpringHill Suites	$71.07	17.3%	76.1%	4.2	% pts.	$93.36	10.9%
Composite - Select-Service & Extended-Stay [2]	$76.96	9.0%	74.8%	0.2	% pts.	$102.91	8.7%
Composite - All [2]	$102.84	9.1%	74.1%	0.7	% pts.	$138.75	8.1%

North American Comparable Systemwide Properties

	Thirty-Six Weeks Ended September 9, 2005 and September 10, 2004
	REVPAR		Occupancy			Average Daily Rate
Brand	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Marriott Hotels & Resorts	$101.82	7.9%	71.9%	0.9	% pts.	$141.68	6.6%
The Ritz-Carlton [1]	$206.85	11.9%	72.1%	1.0	% pts.	$286.93	10.4%
Renaissance Hotels & Resorts	$98.74	11.4%	71.6%	2.4	% pts.	$137.96	7.7%
Composite - Full-Service [2]	$107.77	8.8%	71.8%	1.1	% pts.	$150.02	7.1%
Residence Inn	$84.19	7.7%	80.3%	0.7	% pts.	$104.87	6.8%
Courtyard	$76.84	8.3%	73.2%	0.4	% pts.	$105.03	7.8%
Fairfield Inn	$52.32	10.9%	70.4%	1.9	% pts.	$74.36	8.0%
TownePlace Suites	$54.81	10.3%	76.3%	0.5	% pts.	$71.80	9.6%
SpringHill Suites	$67.42	13.6%	74.6%	2.9	% pts.	$90.38	9.1%
Composite - Select-Service & Extended-Stay [2]	$71.54	8.9%	74.7%	1.0	% pts.	$95.77	7.5%
Composite - All [2]	$86.68	8.9%	73.5%	1.0	% pts.	$117.93	7.3%

[1]	Statistics for The Ritz-Carlton are for January through August.
[2]	Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands. Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Three Months Ended August 31, 2005 and August 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$100.71	10.3%	74.5%	3.0	% pts.	$135.15	5.8%
Continental Europe	$96.26	4.3%	74.9%	1.5	% pts.	$128.51	2.2%
United Kingdom	$141.41	5.2%	80.6%	2.4	% pts.	$175.45	2.2%
Middle East & Africa	$67.51	20.3%	70.9%	-0.3	% pts.	$95.28	20.8%
Asia Pacific[4]	$80.14	10.2%	76.3%	-0.6	% pts.	$104.98	11.1%

Ritz-Carlton International	$131.43	14.2%	67.7%	-0.5	% pts.	$194.14	15.1%

Total International[5]	$97.73	9.9%	75.6%	0.9	% pts.	$129.35	8.6%

Worldwide[6]	$99.66	9.1%	75.8%	0.7	% pts.	$131.50	8.0%

International Comparable Systemwide Properties [1,2]

	Three Months Ended August 31, 2005 and August 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$95.27	12.5%	73.1%	4.4	% pts.	$130.29	5.8%
Continental Europe	$96.95	7.4%	71.9%	1.2	% pts.	$134.79	5.6%
United Kingdom	$119.95	2.3%	76.3%	-0.2	% pts.	$157.14	2.6%
Middle East & Africa	$65.41	18.4%	69.2%	-0.8	% pts.	$94.51	19.7%
Asia Pacific[4]	$85.92	12.0%	76.7%	0.2	% pts.	$112.08	11.7%

Ritz-Carlton International	$131.43	14.2%	67.7%	-0.5	% pts.	$194.14	15.1%

Total International[5]	$97.73	11.3%	74.5%	1.3	% pts.	$131.14	9.4%

Worldwide[6]	$89.40	8.8%	75.8%	0.9	% pts.	$117.89	7.6%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for June through August. Excludes North America except for Worldwide.
[3]	Region information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard and excludes The Ritz-Carlton.
[4]	Excludes Hawaii.
[5]	Includes Hawaii.
[6]	Worldwide includes international statistics for June through August and North American statistics for the twelve weeks ending September 9, 2005 and September 10, 2004.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties 1,2

	Eight Months Ended August 31, 2005 and August 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$113.99	14.1%	75.3%	3.8	% pts.	$151.45	8.4%
Continental Europe	$94.73	3.2%	69.2%	0.7	% pts.	$136.80	2.1%
United Kingdom	$139.77	5.0%	76.5%	0.3	% pts.	$182.69	4.6%
Middle East & Africa	$77.70	27.1%	75.5%	4.7	% pts.	$102.94	19.2%
Asia Pacific[4]	$82.86	14.6%	75.3%	1.1	% pts.	$110.00	13.0%

Ritz-Carlton International	$149.35	21.7%	71.7%	4.6	% pts.	$208.44	14.0%

Total International[5]	$101.08	12.0%	73.9%	1.9	% pts.	$136.79	9.0%

Worldwide[6]	$102.41	9.8%	74.1%	1.0	% pts.	$138.27	8.3%

International Comparable Systemwide Properties [1,2]

	Eight Months Ended August 31, 2005 and August 31, 2004
	REVPAR		Occupancy			Average Daily Rate
Region/Brand [3]	2005	vs. 2004	2005	vs. 2004		2005	vs. 2004
Caribbean & Latin America	$107.49	14.9%	73.6%	4.0	% pts.	$146.00	8.7%
Continental Europe	$92.79	5.8%	66.8%	1.1	% pts.	$138.88	4.1%
United Kingdom	$118.15	2.0%	71.8%	-1.9	% pts.	$164.67	4.8%
Middle East & Africa	$74.84	25.7%	73.4%	4.4	% pts.	$101.95	18.1%
Asia Pacific[4]	$87.11	14.9%	76.0%	1.7	% pts.	$114.68	12.4%

Ritz-Carlton International	$149.35	21.7%	71.7%	4.6	% pts.	$208.44	14.0%

Total International[5]	$99.23	12.5%	72.8%	2.1	% pts.	$136.27	9.3%

Worldwide[6]	$88.68	9.5%	73.4%	1.2	% pts.	$120.82	7.7%

[1]	International financial results are reported on a period basis, while International statistics are reported on a monthly basis.
[2]	Statistics are in constant dollars and include results for January through August. Excludes North America except for Worldwide.
[3]	Region information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard and excludes The Ritz-Carlton.
[4]	Excludes Hawaii.
[5]	Includes Hawaii.
[6]	Worldwide includes international statistics for January through August and North American statistics for the thirty-six weeks ending September 9, 2005 and September 10, 2004.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies. However, lodging operating income is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Total
Operating income as reported	$158	$41	$135	$334
Add back: Synthetic fuel operating loss	45	36	34	115

Lodging operating income	$203	$77	$169	$449

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$151	$118	$99	$109	$477
Add back: Synthetic fuel operating loss	—	30	31	37	98

Lodging operating income	$151	$148	$130	$146	$575

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The table below details the impact on our continuing operations of our Synthetic Fuel segment for the 2005 and 2004 third quarters. Our management evaluates the figures presented in the “Excluding Synthetic Fuel” columns because management expects the Synthetic Fuel segment will no longer have a material impact on our business after the Internal Revenue Code Section 29 synthetic fuel tax credits expire at the end of 2007 and because the presentation reflects the results of our core lodging operations. Management also believes that these presentations facilitate the comparison of our results with the results of other lodging companies.

However, the figures presented in the “Excluding Synthetic Fuel” columns are all non-GAAP financial measures, may be calculated and/or presented differently than presentations of other companies and are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

	Third Quarter 2005			Third Quarter 2004
	Continuing Operations			Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating income (loss)	$135	$(34)	$169	$99	$(31)	$130
Gains and other income	39	21	18	43	19	24
Interest income, (provision for loan losses) and (interest expense)	(28)	—	(28)	10	—	10
Equity in earnings/(losses)	17	—	17	(8)	—	(8)

Pre-tax income (loss)	163	(13)	176	144	(12)	156

Tax Provision	(61)	(3)	(58)	(57)	(1)	(56)
Tax Credits	28	28	—	29	29	—

Total Tax (Provision)/Benefit	(33)	25	(58)	(28)	28	(56)

Income from Continuing Operations before Minority Interest	130	12	118	116	16	100

Minority Interest	18	18	—	16	15	1

Income from Continuing Operations	$148	$30	$118	$132	$31	$101

Diluted Shares	229.3	229.3	229.3	238.9	238.9	238.9

Earnings per Share - Diluted	$0.65	$0.13	$0.52	$0.55	$0.13	$0.42

Tax Rate	20.2%			19.6%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The table below details the impact on our continuing operations of our Synthetic Fuel segment for the 36-weeks ended September 9, 2005 and September 10, 2004. Our management evaluates the figures presented in the “Excluding Synthetic Fuel” columns because management expects the Synthetic Fuel segment will no longer have a material impact on our business after the Internal Revenue Code Section 29 synthetic fuel tax credits expire at the end of 2007 and because the presentation reflects the results of our core lodging operations. Management also believes that these presentations facilitate the comparison of our results with the results of other lodging companies.

However, the figures presented in the “Excluding Synthetic Fuel” columns are all non-GAAP financial measures, may be calculated and/or presented differently than presentations of other companies and are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

	Third Quarter YTD 2005			Third Quarter YTD 2004
	Continuing Operations			Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating income (loss)	$334	$(115)	$449	$368	$(61)	$429
Gains and other income	97	20	77	95	28	67
Interest income, (provision for loan losses) and (interest expense)	(32)	—	(32)	29	—	29
Equity in earnings/(losses)	18	—	18	(37)	(28)	(9)

Pre-tax income (loss)	417	(95)	512	455	(61)	516

Tax (Provision)/Benefit	(152)	21	(173)	(172)	12	(184)
Tax Credits	134	134	—	93	93	—

Total Tax (Provision)/Benefit	(18)	155	(173)	(79)	105	(184)

Income from Continuing Operations before Minority Interest	399	60	339	376	44	332

Minority Interest	32	32	—	30	29	1

Income from Continuing Operations	$431	$92	$339	$406	$73	$333

Diluted Shares	235.3	235.3	235.3	240.9	240.9	240.9

Earnings per Share - Diluted	$1.83	$0.39	$1.44	$1.69	$0.30	$1.39

Tax Rate	4.3%			17.4%

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The table below details the impact on our continuing operations of the $17 million leveraged lease impairment charge recorded in the 2005 third quarter which was associated with the impairment of our one investment in a leveraged lease. We do not consider the leveraged lease investment to be related to our core business.

Our management evaluates the figures in the “Excluding Leveraged Lease Charge” column because they allow for year-over-year comparisons relative to our on-going operations before the material charge and believes that this presentation facilitates the comparison of our results with the results of other lodging companies. Management also evaluates income-related financial measures that exclude the leveraged lease impairment charge in order to better assess the period-over-period performance of our core operating businesses.

However, the figures presented in the “Excluding Leveraged Lease Charge” column are all non-GAAP financial measures, may be calculated and/or presented differently than presentations of other companies, and are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

	Twelve weeks ending September 9, 2005			Twelve weeks ending September 10, 2004
	Income from Continuing Operations	Leveraged Lease Charge	Excluding Leveraged Lease Charge	Income from Continuing Operations	Leveraged Lease Charge	Excluding Leveraged Lease Charge
Operating income	$135	$—	$135	$99	$—	$99
Gains and other income	39	—	39	43	—	43
Interest income, (provision for loan losses) and (interest expense)	(28)	(17)	(11)	10	—	10
Equity in earnings/(losses)	17	—	17	(8)	—	(8)

Pre-tax income (loss)	163	(17)	180	144	—	144

Tax (Provision)/Benefit	(61)	6	(67)	(57)	—	(57)
Tax Credits	28	—	28	29	—	29

Total Tax (Provision)/ Benefit	(33)	6	(39)	(28)	—	(28)

Income (Loss) from Continuing Operations before Minority Interest	130	(11)	141	116	—	116

Minority Interest	18	—	18	16	—	16

Income (Loss) from Continuing Operations	$148	$(11)	$159	$132	—	$132

Diluted Shares	229.3	229.3	229.3	238.9	238.9	238.9

Earnings/(Loss) per Share - Diluted	$0.65	($0.05)	$0.70	$0.55	$0.00	$0.55

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The table below details the impact on our continuing operations of the $94 million charge (2005 second quarter) associated with the agreements we entered into with CTF Holdings Ltd. (“the CTF transaction”) and the $17 million leveraged lease impairment charge (2005 third quarter). The $94 million charge recorded in connection with the CTF transaction was primarily non-cash and primarily due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. In addition, we incurred a material charge of $17 million associated with the impairment of our one investment in a leveraged lease. We do not consider the leveraged lease investment to be related to our core business.

Our management evaluates the figures in the “Excluding CTF and Leveraged Lease Charges” column because they allow for year-over-year comparisons relative to our on-going operations before material charges and believes that this presentation facilitates the comparison of our results with the results of other lodging companies. Management evaluates income-related financial measures that exclude the leveraged lease impairment charge in order to better assess the period-over-period performance of our core operating businesses. Management evaluates income-related financial measures that exclude the CTF transaction charge in order to better assess the Company’s period-over-period performance of our lodging operations in light of the fact that the CTF transaction charge does not reflect the fact that new management agreements entered into as part of the CTF transaction substantially replaced the old management agreements the termination of which make up the bulk of the CTF transaction charge.

However, the figures presented in the “Excluding CTF and Leveraged Lease Charges” column are all non-GAAP financial measures, may be calculated and/or presented differently than presentations of other companies, and are not alternatives to operating income, income from continuing operations, net income, earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

	Thirty-six weeks ending September 9, 2005
	Income from Continuing Operations	CTF Transaction Charge	Leveraged Lease Charge	Excluding CTF and Leveraged Lease Charges
Operating income (loss)	$334	$(94)	$—	$428
Gains and other income	97	—	—	97
Interest income, (provision for loan losses) and (interest expense)	(32)	—	(17)	(15)
Equity in earnings	18	—	—	18

Pre-tax income (loss)	417	(94)	(17)	528

Tax (Provision)/Benefit	(152)	32	6	(190)
Tax Credits	134	—	—	134

Total Tax (Provision)/ Benefit	(18)	32	6	(56)

Income (Loss) from Continuing Operations before Minority Interest	399	(62)	(11)	472

Minority Interest	32	—	—	32

Income (Loss) from Continuing Operations	$431	$(62)	$(11)	$504

Diluted Shares	235.3	235.3	235.3	235.3

Earnings/(Loss) per Share - Diluted	$1.83	($0.26)	($0.05)	$2.14

	Thirty-six weeks ending September 10, 2004
	Income from Continuing Operations	CTF Transaction Charge	Leveraged Lease Charge	Excluding CTF and Leveraged Lease Charges
Operating income	$368	$—	$—	$368
Gains and other income	95	—	—	95
Interest income, (provision for loan losses) and (interest expense)	29	—	—	29
Equity in losses	(37)	—	—	(37)

Pre-tax income	455	—	—	455

Tax Provision	(172)	—	—	(172)
Tax Credits	93	—	—	93

Total Tax Provision	(79)	—	—	(79)

Income from Continuing Operations before Minority Interest	376	—	—	376

Minority Interest	30	—	—	30

Income from Continuing Operations	$406	$—	$—	$406

Diluted Shares	240.9	240.9	240.9	240.9

Earnings per Share - Diluted	$1.69	—	—	$1.69

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA

($ in millions)

Our management considers earnings before interest, taxes, depreciation and amortization (EBITDA) to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business.

In the 2005 second quarter we recorded a $94 million charge associated with the agreements we entered into with CTF Holdings Ltd. (“the CTF transaction”). The $94 million charge was primarily non-cash and due to the write-off of deferred contract acquisition costs associated with the termination of management agreements. In addition, we incurred a material charge of $17 million in the 2005 third quarter associated with the impairment of our one investment in a leveraged lease. We do not consider the leveraged lease investment to be related to our core business. Management expects the Synthetic Fuel segment will no longer have a material impact on our business after the Internal Revenue Code Section 29 synthetic fuel tax credits expire at the end of 2007.

Management evaluates Adjusted EBITDA which excludes the leveraged lease impairment charge, discontinued operations and the impact of our Synthetic Fuel segment in order to better assess the period-over-period performance of our on-going core operating businesses. Management evaluates Adjusted EBITDA which also excludes the CTF transaction charge in order to better assess the Company’s period-over-period performance of our lodging operations in light of the fact that the CTF transaction charge does not reflect the fact that new management agreements entered into as part of the CTF transaction substantially replaced the old management agreements the termination of which makes up the bulk of the CTF transaction charge. Management also believes that these presentations facilitate the comparison of our results with the results of other lodging companies.

However, EBITDA and Adjusted EBITDA are non-GAAP financial measures, may be calculated and/or presented differently than presentations of other companies, and are not alternatives to operating income, income from continuing operations, net income, cash flow from operations, or any other operating measure prescribed by United States generally accepted accounting principles.

	Fiscal Year 2005
	First Quarter	Second Quarter	Third Quarter	Total
Net income	$145	$138	$149	$432
Interest expense	24	21	24	69
Tax provision/(benefit)	5	(20)	33	18
Tax provision from discontinued operations	—	—	1	1
Depreciation[1]	30	29	34	93
Amortization	7	7	7	21
Interest expense from unconsolidated joint ventures	11	6	4	21
Depreciation and amortization from unconsolidated joint ventures	12	9	7	28

EBITDA	$234	$190	$259	$683

Synthetic fuel adjustment	42	21	(6)	57
Pre-tax gain discontinued operations	—	—	(2)	(2)
Non-recurring charges-
CTF acquisition charge	—	94	—	94
Leveraged lease charge	—	—	17	17

Adjusted EBITDA	$276	$305	$268	$849

Increase over 2004 Adjusted EBITDA	14%	9%	12%	12%

The following items make up the synthetic fuel adjustment:

Pre-tax synthetic fuel operating losses	$54	$28	$14	$96
Pre-tax minority interest - synthetic fuel	(10)	(5)	(18)	(33)
Synthetic fuel depreciation	(2)	(2)	(2)	(6)

EBITDA adjustment for synthetic fuel	$42	$21	$(6)	$57

[1]	Does not include depreciation reimbursed by third party owners.

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$114	$160	$133	$189	$596
Interest expense	22	24	23	30	99
Tax provision continuing operations	18	33	28	21	100
Tax provision discontinued operations	—	—	1	—	1
Depreciation	32	29	32	40	133
Amortization	7	8	7	11	33
Interest expense from unconsolidated joint ventures	10	11	9	15	45
Depreciation and amortization from unconsolidated joint ventures	13	9	13	17	52

EBITDA	$216	$274	$246	$323	$1,059

Synthetic fuel adjustment	28	5	(6)	21	48
Pre-tax gain discontinued operations	(1)	—	(1)	(1)	(3)

Adjusted EBITDA	$243	$279	$239	$343	$1,104

The following items make up the synthetic fuel adjustment:

Pre-tax synthetic fuel operating losses	$—	$21	$12	$37	$70
Pre-tax synthetic fuel equity losses	28	—	—	—	28
Pre-tax minority interest - synthetic fuel	—	(14)	(15)	(11)	(40)
Synthetic fuel depreciation	—	(2)	(3)	(5)	(10)

EBITDA adjustment for synthetic fuel	$28	$5	$(6)	$21	$48

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

The following reconciles the non-GAAP estimates for the 2005 fourth quarter, full year 2005 and full year 2006 included in the press release to the most directly comparable GAAP measure.

	Estimated Full Year 2005
General, administrative and other expense	$742
Less CTF transaction charge	(94)

General, administrative and other expense excluding the CTF transaction charge	$648

	Range
	Estimated Full Year 2005	Estimated Full Year 2005
Lodging operating income	$699	$709
Add back CTF transaction charge	94	94

Lodging operating income excluding the CTF transaction charge	$793	$803

	Estimated Fourth Quarter 2005	Estimated Full Year 2005
Gains and other income	$65	$160
Less synthetic fuel gains and other income	(10)	(30)

Gains and other income, excluding synthetic fuel gains and other income	$55	$130

	Estimated Full Year 2005
Interest expense and provision for loan losses, net of interest income	$57
Add back leveraged lease impairment charge	(17)

Interest expense and provision for loan losses, net of interest income, excluding the leveraged lease impairment charge	$40

	Range		Range
	Estimated Fourth Quarter 2005	Estimated Fourth Quarter 2005	Estimated Full Year 2005	Estimated Full Year 2005
Diluted earnings per share from continuing operations	$0.95	$0.98	$2.78	$2.81
Add back eps impact of leveraged lease impairment charge	—	—	0.05	0.05
Add back eps impact of CTF transaction charge	—	—	0.26	0.26

Diluted earnings per share from continuing operations excluding the eps impact of both the leveraged lease impairment charge and the CTF transaction charge	0.95	0.98	3.09	3.12

Less the eps impact of the synthetic fuel segment	(0.12)	(0.12)	(0.51)	(0.51)

Diluted earnings per share from continuing operations excluding the eps impact of the leveraged lease impairment charge, the CTF transaction charge, and the synthetic fuel segment	$0.83	$0.86	$2.58	$2.61

	Range
	Estimated Full Year 2006	Estimated Full Year 2006
Diluted earnings per share from continuing operations	$2.87	$2.97
Add back eps impact of the charge associated with FAS 123 (R)	0.13	0.13

Diluted earnings per share from continuing operations excluding the eps impact of the FAS 123 (R) charge	$3.00	$3.10

Exhibit 99